Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Fidelity Municipal Trust II: Fidelity Michigan Municipal Money Market Fund and Fidelity Pennsylvania Municipal Money Market Fund of our reports dated February 14, 2008; and Fidelity Ohio Municipal Money Market Fund of our report dated February 15, 2008 on the financial statements and financial highlights included in the December 31, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2008